UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 18, 2012, the Federal Home Loan Bank of Chicago (the “Bank”) received notice from the Federal Housing Finance Agency (“FHFA”) of the termination of the Consent Order to Cease and Desist (the “C&D Order”) entered into by the Bank with the Federal Housing Finance Board in October 2007. The C&D Order placed several requirements on the Bank, including among other things, certain restrictions on the repurchase and redemption of capital stock, prior approval of dividend declarations and submission of a revised capital plan, as further described in “Note 16 - Regulatory Actions” on page F-52 in the Bank's Form 10-K for the year ended December 31, 2011 (“2011 10-K”) filed with the Securities and Exchange Commission on March 16, 2012.

In connection with operating the Bank after termination of the C&D Order, the Bank's Board of Directors (“Board”) adopted a resolution on March 30, 2012 which included the following:

•
As required by the FHFA in connection with the approval of the Bank's capital plan, the Bank will continue to obtain FHFA approval for any new investments that have a term to maturity in excess of 270 days until such time as the Bank's mortgage-backed securities portfolio is less than three times its total regulatory capital and the Bank's advances represent more than 50% of the Bank's total assets.

•
In addition to the requirements to declare and pay dividends in accordance with the Bank's Retained Earnings and Dividend Policy, dividends paid by the Bank on either Class B-1 stock or Class B-2 stock in any given quarter must not exceed the average of three-month LIBOR for that quarter on an annualized basis. The Bank may, with approval of the Board, request approval from the FHFA to pay dividends in excess of this limit in advance of a coming calendar year. See “Retained Earnings and Dividend Policy” on page 63 in the Bank's 2011 10-K for further information about the Bank's Retained Earnings and Dividend Policy.

•
The Bank must maintain retained earnings at a level equal to a “floor” amount, which is the greater of the Bank's retained earnings as of each immediately preceding year-end or $1.321 billion, and will not pay a dividend without prior written approval by the FHFA if the payment of such dividend would cause the Bank's retained earnings to be reduced below the “floor” amount. The Bank's retained earnings at December 31, 2011 were $1.321 billion.

•
The Bank will continue to execute and comply with the Bank's plan to repurchase excess capital stock of members over a period of time (“Repurchase Plan”) as approved by the FHFA in December 2011. Once the Repurchase Plan terminates, the Bank will continue to repurchase excess capital stock held by members on a quarterly basis but only if the Bank would maintain compliance with the conditions set forth in the Repurchase Plan, as previously disclosed in “Repurchase of Excess Capital Stock” in “Note 17 - Capital Stock and Mandatorily Redeemable Capital Stock (MRCS)” on page F-56 in the Bank's 2011 10-K.

The Bank's Board may not modify or terminate this resolution without written consent by the Director of the FHFA.

On April 18, 2012, the Bank sent a letter to its members announcing the termination of the C&D Order, the text of which is included as Exhibit 99.1 to this report.

The information being furnished pursuant to Items 7.01 and 9.01 on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Current Report contains forward-looking statements which are based upon the Bank's current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Bank's ability to pay future dividends, the Bank's ability to meet required conditions to repurchase or redeem capital stock from its members under the repurchase plan, including maintaining compliance with its minimum regulatory capital requirements and determining that its financial condition is sound enough to support such repurchases and redemptions, and the risk factors set forth in the Bank's periodic filings with the Securities and Exchange Commission, which are available on the Bank's website at www.fhlbc.com. The Bank assumes no obligation to update any forward-looking statements made in this Current Report.

Item 9.01 Financial Statements and Exhibits

Exhibit No.            Description

99.1                Letter to Members dated April 18, 2012

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: April 18, 2012	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel & Corporate Secretary